UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 15, 2013

EXTERRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 15, 2013, the board of directors (the “Board”) of Exterran Holdings, Inc. (“we”) adopted the Third Amended and Restated Bylaws of Exterran Holdings, Inc. that, among other things, amended certain provisions relating to the position, powers, duties and responsibilities of the Chairman of the Board and any Vice Chairman of the Board.  In particular, the amendment provides that:

•                  The Board will designate the Chairman as either a non-executive Chairman of the Board or an Executive Chairman of the Board; and

•                  Any Vice Chairman:

•                  may be an executive officer or a non-executive, as designated by the Board;

•                  may call special meetings of the stockholders or of the Board;

•                  generally shall preside over meetings of the stockholders and the Board in the absence or at the election of the Chairman of the Board;

•                  if designated by the board as non-executive, may preside over executive sessions of the Board; and

•                  shall have such other powers and duties as the Board may assign to the person holding that title.

The foregoing is a summary of changes and is qualified in its entirety by reference to the Third Amended and Restated Bylaws of Exterran Holdings, Inc. filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of Exterran Holdings, Inc., dated March 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

March 20, 2013	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of Exterran Holdings, Inc., dated March 15, 2013